EXHIBIT 10.44

Schedule C

Amendment to the Split Dollar Agreement and Policy Endorsement with Central Valley Community Bank

Participants and life insurance policies in Central Valley Community Bank Amendment to the Split Dollar Agreement and Policy Endorsement

Participant	Dates of signature	Old Policy Jefferson Pilot Life	New Policy Jefferson Pilot Life
Daniel N. Cunningham	January 3, 2003	0008672841	JP5234733
Steven McDonald	January 3, 2003	0008672854	JP5234736
Louis McMurray	January 3, 2003	N/A	N/A
Wanda Lee Rogers	January 3, 2003	N/A	N/A
William S. Smittcamp	January 3, 2003	N/A	N/A